Exhibit 99.2
                                                                -------------

FOR IMMEDIATE RELEASE

Contact: Michelle Manoff                           Eric Henderson, Ph.D.
         Rubenstein PR                             BioForce Nanosciences, Inc.
         212-843-8051                              515-233-8333 Ext. 101
         mmanoff@rubensteinpr.com                  ehenderson@bioforcenano.com
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          BIOFORCE SHIPS FIVE NANO ENABLER(TM) SYSTEMS IN THIRD QUARTER

Ames, Iowa - September 26, 2006 - BioForce Nanosciences, Inc., a wholly owned subsidiary of BioForce Nanosciences Holdings, Inc. (OTC BB: BFNH.OB), shipped five of its core technology Nano eNabler(TM) molecular printing systems to customers in the U.S. and Canada in the third quarter, the Company announced. Under its previously announced product placement program, BioForce plans on shipping up to 20 Nano eNabler systems to prestigious domestic and international biomedical and life science research facilities by year end. In consideration of a license to use the Nano eNabler system to research applications, the facilities agree to provide BioForce with feedback on the performance and applications of the instrumentation.

The BioForce Nano eNabler system prints tiny domains of biological materials on surfaces with nanometer spatial precision. The BioForce instrument prints biomaterial sample sizes ranging from one to 20 microns - about 20 billion times smaller than a drop of blood - allowing researchers to investigate the development of new biomedical applications.

"During May of this year BioForce installed four Nano eNabler systems, two in the U.S. and two overseas. We have integrated a comprehensive installation, training and follow-up support process for the Nano eNabler technology, moving our customers through a short learning curve," said Michael Lynch, Product Manager. "The three devices shipped in August have been installed successfully and customer training completed. Two additional units have shipped with installation planned for October."

"For the remainder of the year BioForce anticipates shipping an additional eleven systems bringing this total to 20 Nano eNabler system shipments for 2006," said Kerry Frey, BioForce Chief Operations Officer. "Our manufacturing team is actively building systems to meet our production goals," said Curtis Mosher, founder and Vice President of Research and Development. "I am pleased with how the Company has integrated the process encompassing inventory, build, installation, training and customer support." About BioForce Nanosciences, Inc.

BioForce Nanosciences is a nanotechnology tools and applications company, providing innovative and practical products that support the growth of the nanotechnology industry. The Company has spent more than a decade of invention, research and development on patented and patent-pending nanotechnology products. The core technology is the Nano eNabler(TM) benchtop molecular printer, a portal to new opportunities in nanotechnology. The Nano eNabler system uses microfluidic surface patterning tools to print biomaterials that are one to 20 microns in size. The Nano eNabler system opens the door to new and important applications in the biomedical and life sciences markets that lead to improved quality of life. BioForce continues to target inventions that further expand the reach of its proprietary technology and expand its robust patent, trademark and IP portfolio.

BioForce Nanosciences, Inc., the Practical Nanotechnology(TM) Company, brings inventions to the marketplace that complement existing innovations, licensing and acquisitions. BioForce is a wholly owned subsidiary of BioForce Nanosciences Holdings, Inc. (OTC BB: BFNH.OB). For more information, visit www.bioforcenano.com.


This news release contains forward-looking information that may be affected by certain risks and uncertainties, including those risks and uncertainties described in the Company's most recent filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements. We assume no duty to update these statements at any future date.